Exhibit 35.2

GCO EDUCATION LOAN FUNDING TRUST-1

OFFICER’S CERTIFICATE OF THE

SUBSERVICER

GCO Education Loan Funding Corp. 6312 South Fiddler’s Green Circle, Suite 400N Greenwood Village, CO 80111 Attention: Ronald W. Page	Standard & Poor’s Ratings Services 55 Water Street New York, NY 10041 Attention: Asset-Backed Surveillance Group

Zions First National Bank 717 17th Street, Suite 301 Denver, CO 80202 Attention: Corporate Trust Department	Fitch Ratings One State Street Plaza New York, NY 10004 Attention: Structured Finance

GCO Education Loan Funding Trust-I c/o Wilmington Trust Company Rodney Square North, 1100 North Market Street Wilmington, DE 19890-0001 Attention: Corporate Trust Administration	Moody’s Investors Service Inc. 99 Church Street New York, NY 10007 Attention: Structured Finance

Pursuant to Section 12.01 of the Indenture of Trust by and among GCO Education Loan Funding Trust-I, as Issuer, Zions First National Bank, as Indenture Trustee, and Zions First National Bank, as Eligible Lender Trustee, dated as of March 1, 2003, as amended and supplemented, the undersigned hereby certifies that (a) a review of the activities of ACS Education Services, Inc. (“the Subservicer”) during the calendar year ended December 31, 2006 and of its performance under the FFEL Servicing Agreement, dated as of April 1, 2003, between the Subservicer and Greystone Servicing Corporation, Inc., as Servicer (the “Subservicing Agreement”) has been made under the supervision of the undersigned; and (b) to the best of the undersigned’s knowledge, based on such review, the Subservicer has fulfilled all its material obligations under the Subservicing Agreement throughout such year, except as provided below.

Due to a software programming error, interest benefits/special allowance payments were incorrectly billed with respect to some FFEL accounts. Measures were taken in February 2006 to correct the software programming error and we believe that the incorrect billing should not be continuing.

ACS EDUCATION SERVICES, INC., as Subservicer

Dated as of: December 31, 2006	By:	Meta Gonzalez
	Name:	Meta Gonzalez
	Title:	Sr. Vice President